Sub-Item 77C - Submission of Matters to
 a Vote of Securities Holders			Y


(a) A special meeting was held on September 4, 1998.

(b) The matter voted upon at the special meeting was approval of a new subadvisory agreement pursuant to which Bradley, Foster & Sargent,
 Inc. would serve as subadviser to the
 Aetna Value Opportunity VP and appointment of Peter Canoni to serve as portfolio manager.

Number of affirmative votes:	3,376,821.528
Number of negative votes:	76,518.957
Number of abstaining votes:	225,451.708

Total votes:		3,678,792.193


Sub-Item 77H - Changes in Control of Registrant	Y

On September 4, 1998, Bradley, Foster & Sargent was appointed as subadviser to Aetna Value
 Opportunity VP ("Fund").  As subadviser,
 Bradley is responsible for making equity investment decisions for the Fund.


EXHIBITS

77Q1(e) - Subadvisory Agreement (October 1, 1998):

		Incorporated herein by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-1A (File No. 33-05173), as filed electronically with the Securities and Exchange
 Commission on September 30, 1998 (Accession No.
 0000950146-98-001665).





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